SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported):May 26, 2004


Statmon Technologies Corp. (formerly Viable Resources, Inc.)
(Exact name of Registrant as Specified in its Charter Post-merger)


Nevada
(State or Other Jurisdiction of Incorporation pre-merger)


0-0751
(Commission File Number)

83-0242652
(IRS Employer
Identification No. pre-merger)


345 North Maple Drive, Suite #120, Beverly Hills, CA  90210
(New Address)

Registrant's telephone number, including area code   	310-288-4580



Item 4 - Changes in Registrant's Certifying Accountant

Effective as of May 19, 2004, Statmon Technologies Corp. (the "Company") dismissed Grassi & Co. CPA's P. C. ("Grassi") as its independent accountant. Effective as of May 19, 2004, the Company engaged Marcum
 & Kliegman LLP as its independent accountant. The decision to change accountants was approved by the Board of Directors of the Company.

Neither Grassi's reports in the Company's financial statements for the years ended December 2000 and 2001 contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to audit scope or accounting principles, except an uncertainty paragraph in regard to the Company's ability to continue as a going concern. Preceding the Company's dismissal of Grassi there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused Grassi to make reference to the subject matter of the disagreement in connection with its report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Companys year ended March 31, 2004 and the subsequent interim periods to the date hereof.

The Company has requested that Grassi furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated June 2 2004, is filed as Exhibit 1 to this Form 8-K/A.

Item 7 - Financial Statements and Exhibits

(c)  Exhibits

Exhibit 1 - Letter from Grassi & Co. CPA's P. C., filed with this document.


Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATMON TECHNOLOGIES CORP.

Date: 	May 26, 2004		By: 	/s/ Geoffrey P. Talbot